UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  July 10, 2003


                                    JRE, INC.
                 -----------------------------------------------
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


        NEW YORK                      005-79048                   11-3579470
--------------------------------------------------------------------------------
       (STATE OF                   (COMMISSION FILE             (IRS EMPLOYER
     INCORPORATION)                     NUMBER)              IDENTIFICATION NO.)


                                 57 Main Street
                          East Hampton, New York 11937
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (516) 356-2298
               --------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 1.  Changes in control of Registrant.

a) On July 10, 2003, 10,000,000 shares of restricted common stock of the Registrant were issued to the shareholders of Cyper Entertainment, Inc. ("Cyper") in exchange for all of the issued and outstanding shares of Cyper, pursuant to the provisions of the Acquisition Agreement dated May 23, 2003 by and between JRE, Inc., Cyper and shareholders of Cyper, which Agreement was filed as an exhibit to the Registrant's 8-K filing in June, 2003 . As a result of closing pursuant to the Acquisition Agreement, and the issuance of such shares, Cyper has become a wholly owned subsidiary of the Registrant and former Cyper shareholders now own approximately 67% of Registrant's issued and outstanding shares.

Pursuant to the provisions of the acquisition agreement, Jeffrey R. Esposito, Kenneth C. Dollmann and Joel Esposito resigned as officers and directors of Registrant, and Duk Jin Jang was elected as President, CEO and a Director; Michael Chang was elected as Secretary, Treasurer and a Director; and Jong Won Yoon was elected as Vice President and a Director of Registrant.

b) There are no arrangements known to the Registrant, including any pledge by any person, of securities of the Registrant, the operation of which may, at a subsequent date, result in a change in control of Registrant.





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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JRE, Inc.



                                        By: /s/  Duk Jin Jang
                                            ------------------------------------
                                                 Duk Jin Jang, President

Dated:  July 15, 2003